                                                                 EXHIBIT 4.6(g)

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

     THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 30, 2002 (this "Amendment"), amends the Credit Agreement, dated as of February 13, 1996, as heretofore amended (as so amended, the "Credit Agreement"), between The PMI Group, Inc., a Delaware corporation (the "Company") and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association) (the "Bank"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Bank to extend certain credit to the Company from time to time; and

     WHEREAS, the parties hereto desire to extend the Credit Agreement and amend the Credit Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENT. Subject to the satisfaction of provisions of Section 2 below, effective as of December 30, 2002:

     SECTION 1.1 Termination Date. The definition of "Termination Date" in
Section 1.1 of the Credit Agreement is hereby amended by the deletion of the date "December 30, 2002" and the substitution of the date "December 29, 2003" therefor.

     SECTION 1.2 Consolidated Net Worth. Section 7.11(a) of the Credit Agreement is hereby amended to state in its entirety as follows:

     "(a) the Consolidated Net Worth to be less than $1,500,000,000."

     SECTION 1.3 Statutory Capital. Section 7.1l(d) of the Credit Agreement is hereby amended to state in its entirety as follows:

     "(d) the Statutory Capital of PMI Mortgage Insurance Company to be less than $1,500,000,000."

     SECTION 2 CONDITIONS PRECEDENT. This Amendment shall become effective as of December 30, 2002 subject to the satisfaction of each of the conditions precedent set forth in this Section 2.

     SECTION 2.1 Receipt of Documents. The Bank shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Bank, and in form and substance satisfactory to the
Bank:

          (a) Amendment. This Amendment, duly executed by the Company and the Bank.

          (b) Secretary's Certificate. A certificate of the secretary or an assistant secretary of the Company, as to (i) resolutions of the Board of Directors of the Company then in full force and effect authorizing the execution, delivery and performance of this Amendment, and (ii) the incumbency and signatures of those officers of the Company authorized to act with respect to this Amendment and each other document described herein.

     SECTION 2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants to the Bank that such statements are true and correct as at such times):

          (a) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (b) no Event of Default or Default shall have then occurred and be continuing.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Company represents and warrants to the Bank as follows:

     SECTION 3.1 Due Authorizations, Non-Contravention, etc. The execution, delivery and performance by the Company of this Amendment are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)  contravene the Company's Organization Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Company's properties.

     SECTION 3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment.

     SECTION 3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     SECTION 4 MISCELLANEOUS.

     SECTION 4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             THE PMI GROUP, INC.

                                             By: /s/ Rossman
                                                --------------------------------
                                                 Title:  VP, Treasurer
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                                             By: /s/ Brian P. Shea
                                                --------------------------------
                                                 Title: VP, Controller
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                                             BANK OF AMERICA, N.A.

                                             By: /s/ Jim V. Miller
                                                --------------------------------
                                                     Jim V. Miller
                                                --------------------------------
                                                 Title: Managing Director
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